    As filed with the Securities and Exchange Commission on November 30, 2001
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                     95-1949781
   (State or Other Jurisdiction of           (I.R.S. Employer Identification Number)
    Incorporation or Organization)

   555 Seventeenth Street, Suite 1850
          Denver, Colorado                                   80202
(Address of principal executive offices)                  (Zip Code)

                     Tom Brown, Inc. 401(k) Retirement Plan
                              (Full title of plan)

                                James D. Lightner
                                    President
                       555 Seventeenth Street, Suite 1850
                                Denver, Colorado
                     (Name and address of agent for service)

                                 (303) 260-5000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Bruce R. DeBoer, Esq.
                                 Tom Brown, Inc.
                       555 Seventeenth Street, Suite 1850
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED             PROPOSED
                                                        MAXIMUM              MAXIMUM
  TITLE OF                                             OFFERING             AGGREGATE                   AMOUNT OF
SECURITIES TO              AMOUNT TO BE                PRICE PER             OFFERING                 REGISTRATION
BE REGISTERED               REGISTERED                 SHARE (1)             PRICE(1)                      FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par    100,000 shares                $23.21              $2,321,000                    $555
value(2)
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) on the basis of the average of the high and low sales prices of the Registrant's Common Stock on November 27, 2001, as reported on the Nasdaq National Market System.
(2) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Tom Brown, Inc. 401(k) Retirement Plan.

                               Part II of Form S-8

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Tom Brown, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2000,

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (3) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000;

         (4) The Description of Registrant's Securities section (Item 4) from the Company's Registration Statement on Form 8-B dated July 15, 1987; and

         (5) The Description of Registrant's Securities section (Item 1) from the Company's Registration Statement on Form 8-A dated March 12, 1991, as amended by Amendment No. 1 to the Form 8-A Registration Statement dated March 16, 2001.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Bylaws and Certificate of Incorporation provide that the Company shall indemnify officers, directors, employees and agents of the Company to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by the Board of Directors. In addition, the Company may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.

         Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

 5.1     Legal Opinion of Holme Roberts & Owen LLP
23.1     Consent of Arthur Andersen LLP
23.3     Consent of Ryder Scott Company, L.P.
23.4     Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1
24.1     Power of Attorney (included in the signature pages hereof).

The undersigned registrant hereby undertakes to submit the Tom Brown, Inc. 401(k) Retirement Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan's tax exempt status.

ITEM 9   UNDERTAKINGS


         (a) Rule 415 Offerings.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


         (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by
             Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 30th day of November, 2001.


                                    TOM BROWN, INC.


                                    By:    /s/ James D. Lightner
                                         ---------------------------------------
                                    Name:  James D. Lightner
                                    Title: President and Chief Executive Officer



         We, the undersigned officers and directors of Tom Brown, Inc. hereby severally constitute and appoint Daniel G. Blanchard and Bruce R. DeBoer, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the Nasdaq National Market System; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


NAME                                           TITLE                                    DATE
----                                           -----                                    ----
/s/ James B. Wallace                           Chairman of the Board                    November 30, 2001
----------------------------------------       of Directors
James B. Wallace


/s/ James D. Lightner                          President, Chief Executive Officer       November 30, 2001
----------------------------------------       and Director
James D. Lightner                              (Principal Executive Officer)

/s/ Daniel G. Blanchard                        Executive Vice President,                November 30, 2001
----------------------------------------       Treasurer and Chief Financial Officer                     -
Daniel G. Blanchard                            (Principal Financial Officer)

/s/ Richard L. Satre                           Controller                               November 30, 2001
----------------------------------------       (Principal Accounting Officer)
Richard L. Satre

NAME                                           TITLE                                    DATE
----                                           -----                                    ----
/s/ Thomas C. Brown                            Director                                 November 30, 2001
----------------------------------------
Thomas C. Brown


/s/ Kenneth B. Butler                          Director                                 November 30, 2001
----------------------------------------
Kenneth B. Butler


/s/ David M. Carmichael                        Director                                 November 30, 2001
----------------------------------------
David M. Carmichael


/s/ Henry Groppe                               Director                                 November 30, 2001
----------------------------------------
Henry Groppe


/s/ Edward W. LeBaron, Jr.                     Director                                 November 30, 2001
----------------------------------------
Edward W. LeBaron, Jr.


/s/ Robert H. Whilden, Jr.                     Director                                 November 30, 2001
----------------------------------------
Robert H. Whilden, Jr.


/s/ Wayne W. Murdy                             Director                                 November 30, 2001
----------------------------------------
Wayne W. Murdy



Pursuant to the requirements of the Securities Act of 1933, the trustees of the Tom Brown, Inc. 401(k) Retirement Plan have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 30th day of November, 2001.


TOM BROWN, INC. 401(k) RETIREMENT PLAN

By  /s/ Daniel G. Blanchard
    ------------------------------
Name:   Daniel G. Blanchard
Title:  Trustee

                                  EXHIBIT INDEX

Exhibit
Number                         Description
-------                        -----------
 5.1          Legal Opinion of Holme Roberts & Owen LLP
23.1          Consent of Arthur Andersen LLP
23.2          Consent of Ryder Scott Company, L.P.
23.3          Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1
24.1          Power of Attorney (included in the signature pages hereof).














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